EXHIBIT 10.3
FIRST AMENDMENT TO FACILITY LEASE AGREEMENT

Re: (Sterling House of Tallgrass, Sterling House of Bethany,
     Sterling House of Derby, Sterling House of Wellington and
     Sterling House of Hays)

     THIS FIRST AMENDMENT TO FACILITY LEASE AGREEMENT is entered into as of the _______ day of ___, 1996, by and between Meditrust of Kansas, Inc., a Kansas corporation ("Lessor"), and Assisted Living Properties, Inc. a Kansas corporation ("Lessee"). Initial capitalized terms used herein and not otherwise defined shall have the meanings respectively ascribed to such terms in the Existing Lease (defined below).

W I T N E S S E T H:

     WHEREAS, Lessor and Lessee entered into that certain Facility Lease Agreement dated as of March 22, 1996 (the "Existing Lease") with respect to properties know as and located at (I) Sterling House of Tallgrass, 8600 E. 21st, Wichita, Kansas 67206, (ii) Sterling House of Bethany, 4101 N. Council Road, Bethany, Oklahoma 73008, (iii) Sterling House of Derby, 1709 E. Walnut Grove, Derby, Kansas 67037, (iv) Sterling House of Wellington, 500 N. Plum Street, Wellington, Kansas 67152, and (v) Sterling House of Hays, 1801 E. 27th Street, Hays, Kansas 67601, as more particularly described on Exhibit A attached to the Existing Lease; and
     WHEREAS, Lessor and Lessee now desire to amend a provision of the Existing Lease relating to the adjustment of Base Rent, and to otherwise amend certain provisions of the Existing Lease, as herein provided;

     NOW, THEREFORE, in consideration of the premises and such other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lessor and Lessee hereby agree as follows:

     1. Section 3.1.2, Increase to Base Rent. Section 3.1.2 of the Existing Lease is hereby deleted in its entirety, and the following text is substituted therefor:

"3.1.2 Increase to Base Rent. Commencing on April 1, 1997, and on the first day of April of each subsequent year during the term (each such April 1 shall be referred to herein as an "Adjustment Date"), Base Rent for the twelve (12) month period beginning with such April 1 shall be increased so as to equal the lesser of (a) the Maximum Rent Adjustment, or (b) an amount determined by multiplying Base Rent then in effect times a fraction, the numerator of which shall be the CPI Index on the applicable Adjustment Date and the denominator of which shall be the CPI Index on the preceding Adjustment Date (or on April 1, 1997 in the case of the first Adjustment Date).


If, for any Lease Year or any portion thereof, Base Rent is adjusted in accordance with clause (b) above, then the difference between Base Rent for such Lease Year, and Base Rent for such Lease Year if adjusted in accordance with clause (a) above shall be referred to herein as the "Rent Shortfall." If, for any Lease Year, Base Rent is adjusted in accordance with clause (a), then the difference between Base Rent for such lease Year and Base Rent for such lease Year if adjusted in accordance with clause
(b), shall be referred to herein as the "Rent Surplus".


In the event there is a Rent Shortfall for any lease Year, Lessee shall also pay to Lessor, as part of Base Rent due hereunder, an amount equal to such Rent Shortfall, plus any Rent Shortfall in any previous lease Years, up to an amount equal to the Rent Surplus, if any, for the then current Lease Year, less any prior payments an account of a Rent Shortfall.
As herein, the "Maximum Rent Adjustment" shall be Base Rent, in any applicable year, which would result solely b multiplying, in each year, on the Adjustment Date, Base Rent then in effect (as adjusted pursuant to this Section 3.1.2 only) by 1.02%.

As used herein, the "CPI Index" shall mean and refer to the Consumer Price Index for Urban Wage Earners and Clerical Workers, U.S. Cities Average, All Items (1982-84=100) published by the Bureau of Labor Statistics of the U.S. Department of Labor; provided that if compilation of the CPI Index in its present form and calculated on its present basis is discontinued or transferred to any other governmental department or bureau, then the index most nearly the same as the CPI Index published by the Bureau of Labor Statistics shall be used. If the is no such similar index, a substitute index which is then generally recognized as being similar to the CPI Index shall be used, such substitute index to be reasonably selected by Lessor. Until the CPI Index is established, Lessee shall pay Base Rent calculated in accordance with clause (a) above, and once the CPI Index for the Adjustment Date of such Lease Year is published, the new Base Rent (as increased) shall be effective retroactively as of the Adjustment Date with the remaining payments to be adjusted ratably.

The example attached hereto as Schedule 3.1.2 illustrates how the increase in Base Rent shall be determined."
2. Miscellaneous. The parties hereto acknowledge and agree that, except as specifically amended by the terms, covenants and provisions of the Existing Lease shall remain in full force and effect throughout the balance of the Term. From and after the date hereof, all references in the Existing Lease and the other Lease Documents to the term "the Lease" or "this Lease" shall mean and be the Existing Lease as affected by this First Amendment to Facility lease Agreement.

3.     Acknowledgment by Guarantor.  While no notification
and/or consent of this First Amendment to Facility Lease
agreement is required to be provided to and/or obtained from, as applicable, Sterling Hose Corporation, Sterling House Corporation hereby acknowledges and consents to the provisions of this First Amendment to Facility lease Agreement.
      IN WITNESS WHEREOF, Lessor and Lessee have caused this First Amendment to Facility Lease Agreement to be duly executed as a Massachusetts instrument under seal by persons hereunto duly authorized, in multiple counterparts, each to be considered an original hereof, as of the date first above.
WITNESS:                      LESSEE:

                              ASSISTED LIVING PROPERTIES, INC., a
                              Kansas corporation

________________________      By:________________________________
Name:                            Name:
                                 Title:



WITNESS:                      LESSOR:

                              MEDITRUST OF KANSAS, INC.
                              a Kansas corporation

_________________________     By:________________________________
Name:                            Name:
                                 Title:

     For the purposes of acknowledging and consenting to this First Amendment to Facility Lease Agreement pursuant to Section 3 hereof:

WITNESS:                      GUARANTOR:

                              STERLING HOUSE CORPORATION,

__________________________    By:________________________________
Name:                            Name:
                                 Title: